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PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934

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Alaska Communications Systems Group, Inc.

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ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.

600 Telephone Avenue
Anchorage, Alaska 99503

Notice of Annual Meeting of Stockholders

April 28, 2003

To Our Stockholders:

     You are cordially invited to attend the Annual Meeting of Stockholders of Alaska Communications Systems Group, Inc. on Thursday, June 19, 2003, beginning at 10:00 a.m. local time, at the Company’s offices at 3900 Denali Street, Anchorage, Alaska 99503, second floor conference room. At the meeting, stockholders will be asked to consider and vote on the following proposals:

1.	To elect Charles E. Robinson, W. Dexter Paine, III, Saul A. Fox, Byron I. Mallott, Wray T. Thorn, Brian Rogers and Charles P. Sitkin as Directors for one-year terms expiring at the 2004 Annual Meeting.

2.	To transact any other business that may properly come before the annual meeting.

     Stockholders of record at the close of business on April 28, 2003 will be entitled to vote at the annual meeting. During the ten days prior to the annual meeting, a list of such stockholders will be available for inspection at the offices of Alaska Communications Systems Group, Inc., 600 Telephone Avenue, Anchorage, Alaska 99503.

     Whether or not you plan to attend the meeting, please take the time to vote by completing and mailing the enclosed proxy card to us in the envelope provided.

     This proxy statement provides you with detailed information about the proposals to be voted on at the meeting. With this proxy statement we are also providing copies of our 2002 Annual Report to Stockholders and Annual Report on Form 10-K for the year ended December 31, 2002 in order to provide you with additional information about us. We encourage you to read the proxy statement and the other information carefully.

/s/ Leonard A. Steinberg
Leonard A. Steinberg
Vice President, General Counsel and Corporate Secretary

Please promptly complete, date, sign and return the enclosed proxy card whether or not you plan to attend the meeting.

Proxy Statement
Date, Time and Place of Meeting
Proposals to be Considered by You at the Annual Meeting
Information About the Proxy Statement
Information About Voting
Information About Quorum
Number of Votes Necessary for Each Proposal to be Approved
Costs of Proxies
Information You Should Rely Upon When Casting Your Vote
Stockholder Proposals for 2004 Annual Meeting
PROPOSAL ONE: ELECTION OF DIRECTORS
Nominees for Directors
Executive Officers
Certain Relationships and Related Transactions
Section 16(a) Beneficial Ownership Reporting Compliance
The Board of Directors and Committees of the Board
Audit Committee
Report of the Audit Committee
Audit Fees
Compensation and Personnel Committee
Executive Committee
Security Ownership of Certain Beneficial Owners and Management
Summary of Executive Compensation
Option Grants in Last Fiscal Year
Aggregated Stock Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values
Pension Plans
Compensation of Directors
Employment Contracts, Termination of Employment and Change in Control Arrangements
Compensation and Personnel Committee Interlocks and Insider Participation
Report of Compensation and Personnel Committee on Executive Compensation
Performance Graph
OTHER MATTERS

Proxy Statement

Alaska Communications Systems Group, Inc.

Proxy Statement	1
Date, Time and Place of Meeting	1
Proposals to be Considered by You at the Annual Meeting	1
Information About the Proxy Statement	1
Information About Voting	1
Information About Quorum	2
Number of Votes Necessary for Each Proposal to be Approved	2
Costs of Proxies	2
Information You Should Rely Upon When Casting Your Vote	2
Stockholder Proposals for 2004 Annual Meeting	3
Proposal One: Election of Directors	4
Nominees for Directors	4
Executive Officers	6
Certain Relationships and Related Transactions	7
Section 16(a) Beneficial Ownership Reporting Compliance	7
The Board of Directors and Committees of the Board	8
Audit Committee	8
Report of the Audit Committee	9
Audit Fees	9
Compensation and Personnel Committee	10
Executive Committee	10
Security Ownership of Certain Beneficial Owners and Management	11
Summary of Executive Compensation	13
Option Grants in Last Fiscal Year	14
Aggregated Stock Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values	15
Pension Plans	15
Compensation of Directors	16
Employment Contract, Termination of Employment and Change in Control Agreements	16
Compensation Committee Interlocks and Insider Participation	18
Report of Compensation and Personnel Committee Executive Compensation	19
Performance Graph	21
Other Matters	22

Proxy Statement

Alaska Communications Systems Group, Inc.

600 Telephone Avenue
Anchorage, Alaska 99503

ANNUAL MEETING OF STOCKHOLDERS
June 19, 2003

INFORMATION ABOUT THE ANNUAL MEETING OF STOCKHOLDERS

Date, Time and Place of Meeting

     The annual meeting will be held on Thursday, June 19, 2003 beginning at 10:00 a.m. local time in the Company’s second floor conference room at 3900 Denali Street, Anchorage, Alaska 99503.

Proposals to be Considered by You at the Annual Meeting

     At the annual meeting, you will be asked to vote on the following proposals:

Proposal 1:	To elect Charles E. Robinson, W. Dexter Paine, III, Saul A. Fox, Byron I. Mallott, Wray T. Thorn, Brian Rogers and Charles P. Sitkin as Directors for one-year terms expiring at the 2004 Annual Meeting.

Proposal 2:	To transact any other business that may properly come before the annual meeting.

Information About the Proxy Statement

     The Board of Directors has sent you this proxy statement to solicit your vote at the annual meeting (including any adjournment or postponement of the annual meeting). This proxy statement contains summarized information required to be provided to stockholders under the Securities and Exchange Commission rules. This proxy statement is designed to assist stockholders in voting their shares. On May 9, 2003 we will begin mailing the proxy materials to all stockholders of record at the close of business on April 28, 2003.

Information About Voting

     Stockholders of record as of the close of business on April 28, 2003 will be entitled to vote their shares at the annual meeting. Each share is entitled to one vote at the meeting. At the close of business on April 28, 2003, there were 30,192,116 outstanding shares of our common stock, par value $0.01 per share.

•	By Proxy: You can vote by completing, signing and dating the enclosed proxy card and returning it by mail in the envelope provided. The instructions for voting are contained on the enclosed proxy card. The individuals named on the card are your proxies. They will vote your shares as indicated. If you sign your cards without indicating how you wish to vote, all of your shares will be voted:

•	FOR all of the nominees for Director;

•	at the discretion of your proxies on any other matter that may be properly brought before the annual meeting.

•	In Person: You may attend the annual meeting and vote in person.

     Revocation: You may revoke your proxy before it is voted at the meeting by:

•	filing a written notice of revocation dated after the proxy date with Alaska Communications Systems Group, Inc., c/o Leonard A. Steinberg, Vice President, General Counsel and Corporate Secretary;

•	sending Alaska Communications Systems Group, Inc., Leonard A. Steinberg, Vice President, General Counsel and Corporate Secretary, a later dated proxy for the same shares of common stock; or

•	attending the annual meeting AND voting in person there.

     The address to send such correspondence is: Alaska Communications Systems Group, Inc., Leonard A. Steinberg, Vice President, General Counsel and Corporate Secretary, 600 Telephone Avenue, Anchorage, Alaska 99503.

     Mellon Investor Services will act as inspector of election and tabulator of votes for bank, broker and other stockholder of record proxies.

Information About Quorum

     Holders of a majority of the outstanding shares of capital stock entitled to vote generally in the election of Directors must be present at the meeting, in person or by proxy, for a quorum to be present. If a quorum is not present, the Chairman of the Board of Directors or a majority in interest of the stockholders entitled to vote there may adjourn the annual meeting.

     Shares present either by proxy or in person that reflect abstentions or broker non-votes will be counted toward a quorum. Broker “non-votes” occur when a nominee (such as a bank or broker) returns a proxy, but does not have the authority to vote on a particular proposal because it has not received voting instructions from the beneficial owner.

Number of Votes Necessary for Each Proposal to be Approved

     Proposal One: Election of Directors – The seven persons nominated for Director receiving the most votes will be elected. Broker non-votes and abstentions will not affect the election of Directors except to the extent that failure to vote for an individual results in another individual receiving a larger proportion of votes.

Costs of Proxies

     In addition to mailing this proxy statement to you, we may also make additional solicitations by telephone, facsimile or other forms of communication. We will reimburse brokers, banks and other nominees who hold stock for other beneficial owners for their expenses related to forwarding these proxy materials to those beneficial owners. We will bear the entire cost of the solicitation.

Information You Should Rely Upon When Casting Your Vote

     You should rely only on the information contained in this proxy statement or incorporated by reference when voting on these matters. We have not authorized anyone to give any information or to make any representation in connection with this proxy solicitation other than those contained in or incorporated by reference in this proxy statement. You should not rely on such information or representation as having been authorized by us. You should not infer under any circumstances that because of the delivery of this proxy statement there has not been a change in the facts set forth in this proxy statement or in our affairs since the date of this proxy statement. This proxy statement does not constitute a solicitation by anyone in any jurisdiction in which the solicitation is not authorized or in which the person making the solicitation is not qualified to do so or to anyone to whom it is unlawful to make a solicitation.

Stockholder Proposals for 2004 Annual Meeting

     The annual meeting of stockholders for 2004 is tentatively scheduled to be held on June 18, 2004. In order for stockholder proposals to be included in the proxy statement for the 2004 annual meeting, we must receive them no later than 5:00 p.m. local time on January 9, 2004. Stockholder proposals must be in compliance with Rule 14a-8 under the Exchange Act and with our bylaws. They must also be submitted in writing by notice delivered to the Corporate Secretary, Alaska Communications Systems Group, Inc., 600 Telephone Avenue, Anchorage, Alaska 99503. These notices must set forth:

•	the stockholder’s name and address;

•	the text of the proposal to be introduced;

•	the number of shares of our common stock the stockholder held of record, owned beneficially and represented by proxy as of the date of the notice; and

•	a representation that the stockholder intends to appear in person or by proxy at the meeting to introduce the proposal specified in the notice.

     In addition, any stockholder who meets the requirements of the proxy rules under the Exchange Act may nominate a candidate for Director or may bring other business before the annual meeting of stockholders for 2004. For other such business to be included in the proxy materials, it must meet the additional requirements set forth in the paragraph above. Any such nomination or other business must be submitted in writing by notice delivered to the Corporate Secretary, Alaska Communications Systems Group, Inc., 600 Telephone Avenue, Anchorage, Alaska 99503 not later than 5:00 p.m. local time on January 9, 2004.

     For Director nominations, the stockholder’s notice must list all information relating to the nominee that is required to be disclosed in solicitations of proceeds for election of Directors in an election contest, or that is required under the Exchange Act. This includes the nominee’s written consent to serve as a Director, if elected. For other business, the stockholder’s notice must include a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting. It must also describe any material interest that the stockholder or beneficial owner has in that business. In both cases, the stockholder’s notice must also set forth, both as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made:

•	the name and address of such stockholder and of such beneficial owner, as they appear on our books; and

•	the number of each class of our shares which are owned beneficially and of record by such stockholder and such beneficial owner.

PROPOSAL ONE: ELECTION OF DIRECTORS

     Seven Directors will be elected at the 2003 annual meeting to serve until the annual meeting of stockholders in 2004. The seven nominees for Director are Charles E. Robinson, W. Dexter Paine, III, Saul A. Fox, Byron I. Mallott, Wray T. Thorn, Brian Rogers and Charles P. Sitkin. Each of them is an incumbent Director. The table below contains certain biographical information about each of the Directors and the executive officers of the Company. The Directors have consented to serve if elected, but should any nominee be unavailable to serve, each stockholder’s proxy will vote for the substitute nominee recommended by the Board of Directors.

     Vote Required. The seven persons nominated for Director receiving the most votes will be elected.

     The Board of Directors recommends that you vote FOR each of the persons nominated for Director in Proposal One.

Nominees for Directors

     The table below sets forth certain information about those persons who currently serve as Directors of the Company and who have been nominated to serve as Directors until the annual meeting of stockholders in 2004.

Director Nominee	Business Experience of Director Nominees
Charles E. Robinson Chairman and Chief Executive Officer Director since 1999 Age: 69	Mr. Robinson has served as a Director and as our Chairman and Chief Executive Officer since May 1999. Mr. Robinson has over four decades of experience in the telecommunications industry and was instrumental in creating Alaska’s long distance communications systems, including the White Alice Communications System, beginning in the late 1950’s. Between 1979 and 1982, Mr. Robinson served as President of Alascom, the state’s primary long distance carrier at the time. Under his guidance, Alascom developed the first statewide long distance service network in Alaska, connecting with more than 27 independent local companies. Mr. Robinson served as President and Chief Operating Officer of Pacific Telecom from 1981 until its sale to Century Telephone Enterprises, Inc. (or Century) in 1997 and was appointed Chairman and Chief Executive Officer in 1989. Mr. Robinson remained as President and Chief Executive Officer of Pacific Telecom until February 1999. Mr. Robinson has been a member of the National Security Telecommunications Advisory Committee for the last 19 years, having been appointed by President Reagan. Mr. Robinson has also served on the Board of Directors of the United States Telecommunications Association from 1993 to 1995 and from 1999 to the present. Since January 2000, Mr. Robinson has served on the Board of Directors of WJ Communications, Inc. (NASDAQ – WJCI).

W. Dexter Paine, III Director since 1998 Age: 42	Mr. Paine, a Director since May 1999, was a co-founder of Fox Paine & Company, LLC and has served as President since its inception in 1997. From 1994 until founding Fox Paine & Company, Mr. Paine served as a senior partner of Kohlberg Kravis Roberts & Co. or KKR. Prior to joining KKR, Mr. Paine served as a general partner at Robertson Stephens & Company. Mr. Paine has a B.A. in economics from Williams College. Since January 2000, Mr. Paine has served as Chairman of the Board of Directors of WJ Communications, Inc. (NASDAQ – WJCI).

Saul A. Fox Director since 1999 Age: 49	Mr. Fox, a Director since May 1999, was a co-founder of Fox Paine & Company, LLC and has served as Chief Executive Officer since its inception in 1997. From 1984 until founding Fox Paine & Company, Mr. Fox was at KKR. Mr. Fox was a senior general partner of KKR prior to retiring from the firm to form Fox Paine & Company. Prior to joining KKR, Mr. Fox was an attorney at Latham & Watkins, a law firm headquartered in Los Angeles, California. Mr. Fox has a B.S. in communications and computer science from Temple University and a J.D. from the University of Pennsylvania Law School. Since January 2000, Mr. Fox has served on the Board of Directors of WJ Communications, Inc. (NASDAQ – WJCI).

Director Nominee	Business Experience of Director Nominees
Byron I. Mallott Director since 1999 Age: 60	Mr. Mallott, a Director since January 2000, is the President and Chief Executive Officer of the First Alaskans Institute. From 1995 until January 2000, Mr. Mallott served as the Executive Director of the Alaska Permanent Fund Corporation. Prior to joining the Alaska Permanent Fund Corporation, Mr. Mallott served in various capacities, including Director, Chairman and President and Chief Executive Officer of Sealaska Corporation over a period of nearly 20 years. Mr. Mallott has also served in various appointed and elected political positions and presently serves on the Boards of Directors of Alaska Air Group, Inc. and Native American Bank, N.A.

Wray T. Thorn Director since 2000 Age: 31	Mr. Thorn, a Director since January 2000, has also been a Director with Fox Paine & Company, LLC since January 2000. From 1996 until joining Fox Paine & Company, Mr. Thorn was a principal and founding member of Dubilier & Company. Prior to joining Dubilier & Company, Mr. Thorn was an associate in the Acquisition Finance Group of Chase Securities, Inc. Mr. Thorn is a graduate of Harvard University. Since January 2000, Mr. Thorn has served on the Board of Directors of WJ Communications, Inc. (NASDAQ – WJCI).

Brian Rogers Director since 2001 Age: 52	Mr. Rogers, a Director since February 2001, is currently Principal Consultant and Chief Financial Officer for Information Insights, Inc., a management and public policy consulting firm. Mr. Rogers served as Vice President of Finance for the University of Alaska Statewide System from 1988 to 1995. Mr. Rogers is a former state legislator, who served in the Alaska State House of Representatives from 1979 to 1982. Mr. Rogers chaired the State of Alaska Long-Range Planning Commission during 1995 and 1996, and currently, as a Regent of the University of Alaska, serves as a member of the University’s Finance and Audit Committee. He holds a Master in Public Administration degree from the Kennedy School of Government, Harvard University.

Charles P. Sitkin Director since 2003 Age: 68	Charles P. Sitkin, a director since February 2003, is currently an independent consultant assisting enterprises with strategic and organizational planning. Prior to 1994, Mr. Sitkin’s experience includes being the National Director of Management Consulting at R.W. Beck & Associates, a Partner and Office Director of Information Technology at Ernest & Young and various leadership positions at the Boeing Company. Mr. Sitkin is a Certified Management Consultant and is a graduate from Lafayette College and the University of Washington.

Executive Officers

     The table below sets forth certain information about those persons currently serving as our executive officers and one person who served as an executive officer during 2002 but left the Company prior to December 31, 2002. Biographical information on Charles E. Robinson, our Chairman and Chief Executive Officer, is included above in the section “Nominees for Directors.”

Name and Title	Business Experience of Executive Officer
Wesley E. Carson President Age: 52	Mr. Carson, our President, has been with the Company since its inception. On October 7, 1999, Mr. Carson (previously an Executive Vice President) was appointed President and Chief Operating Officer. Mr. Robinson had previously held the title of President. Mr. Carson served as the Company’s Chief Operating Officer during 1999 and 2000, and the President and Chief Administrative Officer during 2001. Mr. Carson has over 20 years of telecommunications experience. He began his career in telecommunications in 1980 with TRT Telecommunications Corporation, an international data and voice carrier located in Washington, D.C. that was acquired by Pacific Telecom in 1988. From 1989 to 1998, Mr. Carson served as the Vice President of Human Resources for Pacific Telecom. From July 1998 to May 1999, Mr. Carson served as the Executive Vice President of LEC Consulting. Mr. Carson holds a B.A. in International Relations from Brigham Young.

Kevin P. Hemenway Senior Vice President, Chief Financial Officer, Treasurer Age: 42	Mr. Hemenway has served as Senior Vice President, Chief Financial Officer and Treasurer since November 2000. He joined the Company as Vice President and Treasurer in July 1999 and served in that capacity until assuming his current role. Mr. Hemenway has over 13 years of experience in the telecommunications industry. Before joining the Company, Mr. Hemenway served as the Chief Financial Officer and Treasurer of Atlantic Tele-Network, Inc. based in the U.S. Virgin Islands. From January 1990 to October 1998, as an independent consultant, Mr. Hemenway performed financial, accounting, management and rate making consulting services for the telecommunications industry, principally for Atlantic Tele-Network, Inc. and its subsidiaries. From 1986 through 1989, Mr. Hemenway was employed by Deloitte & Touche LLP as a CPA and manager, performing both audit and consulting services, and from 1983 to 1986, was employed by Grant Thornton as a CPA and senior staff accountant. Mr. Hemenway graduated from Creighton University in 1982 with a Bachelor of Science in Business Administration, majoring in accounting, and is a non-practicing CPA certificate holder registered in the State of Nebraska.

Leonard A. Steinberg Vice President, General Counsel and Corporate Secretary Age: 49	Mr. Steinberg currently serves as Vice President, General Counsel and Corporate Secretary, a position he has held since January 2001. Mr. Steinberg left private practice in June 2000 to join the Company as a Senior Attorney in the Corporate Legal Department. From 1998 to 2000, Mr. Steinberg used his expertise in regulatory and administrative matters to represent telecommunications and energy clients of Brena, Bell & Clarkson, P.C., an Anchorage, Alaska law firm. Prior to that, Mr. Steinberg was a Partner in the firm of Hoise, Wes, Sacks & Brelsford with offices in Anchorage, Alaska and San Francisco, California. Mr. Steinberg practiced in the firm’s Anchorage office from 1996-1998 and in the firm’s San Francisco office from 1988-1996 where he primarily represented large clients in oil and gas royalty and tax disputes. Mr. Steinberg holds a Masters in Public Administration degree from Harvard University’s Kennedy School of Government, a Masters of Business Administration degree from U.C. Berkeley’s Haas School of Business and a J.D. from the University of California’s Hastings College of Law.

Name and Title	Business Experience of Executive Officer
Michael E. Bowman Vice President and General Manager Age: 47	Mr. Bowman currently serves as Vice President and General Manager with responsibility for Internet, including IP/MPLS Services. Mr. Bowman joined the Company in May 1999 in conjunction with the acquisition of Anchorage Telephone Utility (ATU). Since joining the Company in 1999 Mike has served as Vice President Operations, Central District, Vice President Engineering and Construction and the Vice President Engineering and Operations. His responsibilities included operations, planning, engineering and construction activities for all ACS Local, Internet, Wireless, and Long Distance companies. Since 1997 he had been serving as ATU’s Chief Operations Officer prior to the acquisition by ACS. Mr. Bowman has 28 years experience in the telecommunications industry, starting as a telephone central office apprentice technician and having advanced through the ranks and technical disciplines to senior management positions.

Kathryn Anderson	Ms. Anderson who served as Senior Vice President, Sales and Marketing since December 2001, resigned in December 2002.

Certain Relationships and Related Transactions

     Fox Paine & Company, LLC receives an annual management fee in the amount of 1% of our net income before interest expense, income taxes and depreciation and amortization, calculated without regard to the fee. This fee was $1,299,808 for 2002, $1,299,606 for 2001 and $1,127,000 for 2000. The fee is paid not later than March 31 of the year following that for which it was earned. As described above, Messrs. Fox and Paine are co-founders and officers of, and Mr. Thorn is a Director of Fox Paine & Company, LLC. The board of directors has also approved the payment of a fee equal to 1% of the gross proceeds generated from the sale of the Company’s directories business, contingent upon closing such sale, plus expenses in connection with such transaction, including the reimbursement by the Company of the $250,000 consulting fee and transaction bonus to be paid to Mr. Robinson under the agreement described below. The Company expects to complete such sale during May of 2003.

     Fox Paine & Company, LLC has entered into a consulting agreement with Mr. Robinson for services rendered for the benefit of the Company related to the sale of the Company’s directories business. Under this agreement, Mr. Robinson is to be paid a lump sum consulting fee and transaction bonus of $250,000 in May 2003. As described above, Fox Paine & Company, LLC is entitled to reimbursement of this expense.

     On April 17, 2001, the Company issued an interest bearing note receivable to Mr. Carson totaling $328,000 to facilitate payment by Mr. Carson of taxes on the income deemed received in connection with exercise of options by Mr. Carson. The note bears interest at the Mid-Term Applicable Federal Rate, which was 3.19% as of March 31, 2003, and is due on April 15, 2005. The note is secured by a pledge of 100,000 shares of the Company’s stock held in Mr. Carson’s name. The note balance, including accrued interest, was $237,250 as of March 31, 2003. The largest aggregate amount outstanding during 2002 was $342,524. Pursuant to Mr. Carson’s employment agreement, the indebtedness is subject to forgiveness over a three-year period or in the event of termination of the employment agreement for specified reasons. Accordingly, $114,403 was forgiven on April 16, 2002 and recognized as compensation expense. Mr. Carson has waived certain rights under his employment agreement, contingent upon closing a contemplated sale of the Company’s directories business for which he will receive a fee of $840,000. Included in these waived rights, valued in total at approximately $700,000, Mr. Carson has waived the forgiveness terms of this indebtedness that would have occurred during 2003 and 2004. The Company expects to complete such sale during May of 2003.

Section 16(a) Beneficial Ownership Reporting Compliance

     Federal securities laws require executive officers, Directors, and owners of more than ten percent of our common stock to file reports (Forms 3, 4, and 5) with the SEC and NASDAQ. These reports relate to the number of shares of our common stock that each own, and any change in their ownership. Based solely on our review of Forms 3, 4 and 5 filed with the SEC and representations of the executive officers and Directors, we believe all persons required to file such forms have done so in a timely manner during 2002 except for Messrs. Robinson and Carson.

Mr. Robinson had four transactions of open market purchases of the Company’s common stock in which he in total purchased 9,000 shares for $38,494 in June of 2002 that were not filed on a Form 4 until August 29, 2002. Mr. Carson had one transaction of an open market purchase of the Company’s common stock in which he purchased 5,000 shares for $20,979 in June of 2002 that was not filed on a Form 4 until August 29, 2002.

The Board of Directors and Committees of the Board

     Presently, there are seven members on the Board of Directors, six of whom are neither our officers nor our employees. The Directors are elected to serve for a one-year term.

     The Board of Directors met two times in 2002. Each Director attended 100% of the meetings held during 2002 for the period during which he was a Director except for Mr. Saul Fox, who did not attend any of the meetings held.

     During 2002, the Board of Directors carried out all of its duties necessary for our operation. The Board of Directors has established three standing committees: (1) Audit, (2) Compensation and Personnel and (3) Executive. The Company does not have a nominating committee or a committee performing the functions of a nominating committee. The membership and functions of the established standing committees are as follows:

Audit Committee

     The Audit Committee consists of four Directors who are not employees of the Company. The Directors serving as committee members are Byron I. Mallott, Chair, Brian Rogers, Charles P. Sitkin and Wray T. Thorn. The Audit Committee met five times during 2002. All of the members attended at least 75% of the meetings held by the Audit Committee during their tenure on the committee. Three of the four members of the Committee are “independent” as required by and defined in the marketplace rules of the NASDAQ, on which our common stock is listed. The NASDAQ marketplace rules permit one member to be appointed to the Audit Committee who is not independent as defined by those rules under certain circumstances. Mr. Wray T. Thorn is not independent under the NASDAQ marketplace rules in that his employer, Fox Paine & Company, LLC, is the largest beneficial owner of our common stock. The Audit Committee considered Mr. Thorn’s professional, financial and industry experience and has determined that it is in the Company’s best interest that Mr. Thorn serve on the Audit Committee.

     The Audit Committee operates pursuant to a written charter adopted by the Board of Directors, a copy of which is included as Appendix A to our Proxy Statement dated April 27, 2001. The following summarizes the duties and responsibilities of the Audit Committee as delineated in that charter:

•	to recommend annually to the Board of Directors the appointment of our independent auditors;

•	to assess the continuing independence of the outside auditor appointed;

•	to discuss and review in advance the scope and the fees of our annual audit and review the results thereof prior to public release with our independent auditors and management;

•	to recommend to the Board of Directors whether the audited financial statements should be included in the Company’s Annual Report on Form 10-K;

•	to review with independent auditors and management and approve in advance of public release any quarterly financial statements to be included in the Company’s quarterly Form 10-Q;

•	to review and approve non-audit services of our independent auditors;

•	to review compliance with our existing major accounting and financial reporting policies;

•	to review the adequacy of major accounting and financial reporting policies; and

•	to review management’s procedures and policies relating to the adequacy of our internal accounting controls and compliance with applicable laws relating to accounting practices.

Report of the Audit Committee

     The Audit Committee has prepared the following report on its activities with respect to the Company’s audited financial statements for the year ended December 31, 2002, or the Audited Financial Statements.

Management is responsible for the Company’s internal controls and the financial reporting process. The independent accountants are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and to issue a report on those financial statements. The Audit Committee’s responsibility is to monitor and oversee these processes. Under this framework, the Committee has:

•	Reviewed and discussed the Audited Financial Statements with management;

•	Discussed with Deloitte & Touche LLP, the Company’s independent auditors, the matters required to be discussed by Statements of Auditing Standards No. 61;

•	Received the written disclosures and the letter from Deloitte & Touche required by Independence Standards Board Standard No. 1, and has discussed with Deloitte & Touche its independence from ACS Group; and

Based on the review and discussions referred to above and relying thereon, the Committee has recommended to the Board of Directors that the Audited Financial Statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2002, for filing with the U.S. Securities and Exchange Commission.

Submitted by members of the Audit Committee

Byron I. Mallott, Chair
Brian Rogers
Charles P. Sitkin
Wray T. Thorn

Audit Fees

     The Sarbanes-Oxley Act passed by Congress in July of 2002, requires that the audit committee be directly responsible for the appointment, compensation, and oversight of the independent auditor. At a meeting of the Audit Committee held on April 23, 2003, the Committee unanimously approved the appointment of Deloitte & Touche LLP as the Company’s independent auditors for the year ending December 31, 2003. Deloitte & Touche LLP has examined the financial statements of the Company since 1999. It is anticipated that a representative of Deloitte & Touche will attend the Annual Meeting for the purpose of responding to appropriate questions. The following summarizes the fees paid to Deloitte & Touche for services rendered during 2002 and 2001:

	2002	2001

Audit Fees	$450,400	383,294
Audit Related Fees	122,910	20,000
Tax Fees	12,794	—
All Other Fees	61,807	—

Total	$647,911	$403,294

     Audit Fees – This category includes the audit of the Company’s annual financial statements and the reviews of the condensed financial statements included in our quarterly reports on Form 10-Q.

     Audit-Related Fees – This category includes the cost allocation manual audits and a financial statement audit of one of the Company’s subsidiaries in 2002.

     Tax Fees – This category includes tax compliance, tax planning, and tax advice.

     All Other Fees – This category includes a special audit of the Company’s information technology network in 2002.

     The Audit Committee of the Board of Directors has considered whether Deloitte & Touche’s provision of services other than services rendered in connection with the audit of the Company’s annual financial statements is compatible with maintaining Deloitte & Touche’s independence. In January 2003, the Audit Committee of the Board of Directors began implementing a process of pre-approval of engagements of Deloitte & Touche for services as required by the Sarbanes-Oxley Act of 2002 and related rules issued by the United States Securities and Exchange Commission.

Compensation and Personnel Committee

     The members of the Compensation and Personnel Committee are Mr. W. Dexter Paine, III and Mr. Charles E. Robinson. During 2002, the Compensation and Personnel Committee of the Board of Directors did not hold any meetings. The functions of the Compensation and Personnel Committee are as follows:

•	to review and approve annual salaries and bonuses and to recommend for approval by the Board of Directors grants of stock options under our stock incentive plans for all executive officers and other key members of management;

•	to review and approve a competitive total compensation program, including performance-based incentive programs focused on short and long-term objectives, that enables us to attract and retain key executive officers; and

•	to recommend for approval by the Board of Directors performance objectives that encourage sustained superior earnings performance and increase stockholder value.

Executive Committee

     The Executive Committee consists of two Directors: Charles E. Robinson, Chair and W. Dexter Paine, III. The Executive Committee has been delegated the authority by the Board of Directors to exercise the powers of the Board of Directors, other than those reserved to the Audit Committee and the Compensation and Personnel Committee or to the full Board of Directors, between meetings of the full Board of Directors.

Security Ownership of Certain Beneficial Owners and Management

     The following table provides information about the only known beneficial owners of more than five percent of the Company’s outstanding common stock as of April 25, 2003:

	Name and address of beneficial	Amount and nature of		Percent of
Title of class	owner	beneficial ownership		class

ALSK	Fox Paine Capital, LLC	19,897,879	(1)	64.56%
	c/o Fox Paine & Company, LLC 950 Tower Lane, Suite 501 Foster City, CA 94404
ALSK	Fox Paine & Company, LLC 950 Tower Lane, Suite 501 Foster City, CA 94404	16,492,802	(1)	54.61%
ALSK	Fox Paine Capital Fund	16,251,658	(1)	53.81%
	c/o Fox Paine & Company, LLC 950 Tower Lane, Suite 501 Foster City, CA 94404
ALSK	Cook Inlet Region, Inc. 2525 C Street, Suite 500 Anchorage, AK 99503	1,624,907		5.38%
ALSK	Franklin Resources, Inc. One Franklin Parkway San Mateo, CA 94403	3,120,858	(2)	10.10%
ALSK	Franklin Advisers, Inc. One Franklin Parkway San Mateo, CA 94403	2,855,200	(2)	9.45%

(1)	Fox Paine Capital, LLC is General Partner of Fox Paine Capital Fund L.P. and FPC Investors, L.P., and the Managing Member of ALEC Coinvestment Fund I, LLC, ALEC Coinvestment Fund II, LLC, ALEC Coinvestment Fund III, LLC, ALEC Coinvestment IV, LLC, and ALEC Coinvestment Fund V, LLC and possesses voting and investment power over all shares held by each of these entities. Fox Paine Capital, LLC is not the record owner of any shares of our common stock. Fox Paine & Company, LLC is the manager of Fox Paine Capital Fund, L.P. and FPC Investors, L.P. Fox Paine & Company, LLC is not the record owner of any shares of our common stock.

(2)	Franklin Advisers, Inc and Franklin Private Client Group, Inc. are investment advisory subsidiaries of Franklin Resources, Inc. Franklin Resources, Inc. is not the record owner of any shares of our common stock and does not possess power to vote or dispose of any shares of our common stock.

     The following table sets forth the number of shares of our common stock beneficially owned as of April 25, 2003 by:

•	each Director nominee;

•	each executive officer named in the Summary Compensation Table; and

•	all of the Directors and executive officers as a group.

Beneficial ownership is determined in accordance with Rule 13d-3 of the Exchange Ace. Each person has sole voting and investment power with respect to the shares indicated except as otherwise stated in the footnotes to the table.

			Other	Acquirable
Title of	Name of beneficial	Shares	beneficial	within 60			Percent
class	owner	owned	ownership	days	Total		of class

Directors:
ALSK	W. Dexter Paine	—	19,598,879	—	19,598,879	(1)	64.89%
ALSK	Saul A. Fox	17,633	19,598,879	—	19,616,512	(1)	64.95%
ALSK	Wray T. Thorn	—	19,598,879	—	19,598,879	(1)	64.89%
ALSK	Charles E. Robinson	329,262	—	1,270,278	1,599,540		5.08%
ALSK	Byron I. Mallott	11,725	—	—	11,725		*
ALSK	Brian Rogers	1,000	—	—	1,000		*
ALSK	Charles. P. Sitkin	—	—	—	—		*
Non-Director Executive Officers:
ALSK	Wesley E. Carson	188,000	—	353,334	541,334		1.77%
ALSK	Kevin P. Hemenway	9,899	—	115,334	125,233		*
ALSK	Leonard A. Steinberg	1,134	—	34,860	35,994		*
ALSK	Michael E. Bowman	11,647	3,885	66,834	82,366		*
ALSK	Kathryn Anderson	—	—	—	—		*
ALSK	All directors and executive officers as a group (12 persons)	570,300	19,602,764	1,840,640	22,013,704	(1) (2)	68.70%

*	The percentage of shares beneficially owned does not exceed 1% of the class.

(1)	Mr. Fox and Mr. Paine are members of Fox Paine Capital, LLC and share voting power of Fox Paine Capital, LLC. Mr. Thorn is a Director of Fox Paine Capital, LLC. In addition, Mr. Fox and Mr. Paine are the managing members of Bucks Capital, LLC and Mr. Thorn is a member. Bucks Capital, LLC is an investment vehicle created for the purposes of allowing selected members of Fox Paine & Company, LLC to invest primarily in selected portfolio companies in which investment funds managed by Fox Paine & Company, LLC invest. None of the shares shown as beneficially owned by Mr. Fox, Mr. Paine and Mr. Thorn are owned by record of these individuals. Mr. Fox, Mr. Paine and Mr. Thorn each disclaim beneficial ownership of the shares owned by Bucks Capital, LLC or the entities of which Fox Paine Capital, LLC is General Partner or Manager, except to the extent of their respective pecuniary interest therein.

Summary of Executive Compensation

     The table below sets forth a summary of the compensation we paid our Chief Executive Officer, the four additional most highly compensated executive officers who served in such capacities as of December 31, 2002 and one additional most highly compensated executive officer who served as an executive officer during 2002 but left the Company prior to December 31, 2002.

Summary Compensation Table

				Long Term
				Compensation

	Annual Compensation			Securities
				Underlying
	Fiscal			Stock Options	All Other
Name and Principal Position	Year	Salary	Bonus	Shares (1)	Compensation

Charles E. Robinson	2002	$500,011	$250,000	—	$10,400	(2)
Chairman and Chief Executive Officer	2001	500,011	500,000	—	10,400	(2)
	2000	500,011	375,000	200,000	879,667	(2	)(3)(4)
Wesley E. Carson	2002	200,013	—	—	124,803	(2	)(7)
President and Chief Operating	2001	200,013	200,000	—	10,400	(2)
Officer	2000	200,013	150,000	110,000	421,593	(2	)(4)
Kevin P. Hemenway	2002	175,011	—	—	10,400	(2)
Senior Vice President, Chief Financial	2001	180,405	87,500	—	10,400	(2)
Officer, Treasurer	2000	130,351	40,000	125,000	10,400	(2)
Leonard A. Steinberg	2002	175,011	—	50,000	10,400	(2)
Vice President, General Counsel and	2001	170,817	80,000	25,000	10,400	(2)
Corporate Secretary	2000	60,750	17,500	20,000	—	(5)
Michael E. Bowman	2002	150,010	—	25,000	24,019	(2	)(8)
Vice President, Operations	2001	150,682	60,000	—	12,480	(2)
	2000	133,941	37,846	50,000	12,480	(2)
Kathryn Anderson	2002	178,104	—	—	456,384	(2	)(9)(10)
Fomer Senior Vice President,	2001	7,308	—	150,000	50,000	(6)
Sales and Marketing	2000	—	—	—	—

(1)	Options to purchase shares of common stock.

(2)	Annual contribution to the Alaska Electrical Pension Plan, a non-contributory, multi-employer defined contribution plan. Contributions to Messrs. Robinson, Carson and Hemenway were $10,400 for 2002, 2001 and 2000. Mr. Steinberg’s contribution was $10,400 for 2002 and 2001. Mr. Bowman’s contribution was $12,480 for 2002, 2001 and 2000. Ms. Anderson’s contribution was $6,069 in 2002. Information related to this plan was included under “Pension Plans” in prior years.

(3)	In 2000, Mr. Robinson received $82,241 for relocation costs.

(4)	In January 2000, the Board of Directors cancelled certain indebtedness of Messrs. Robinson and Carson. Additionally, the Board awarded to certain members of executive management a special nonrecurring cash bonus. Mr. Robinson’s cancelled indebtedness, including interest accrued thereon, was $447,026 and his nonrecurring cash bonus was $340,000. Mr. Carson’s cancelled indebtedness, including interest accrued thereon, was $221,193 and his nonrecurring cash bonus was $190,000.

(5)	Mr. Steinberg joined the Company in June 2000 as Senior Attorney. He was appointed to his position as General Counsel and Corporate Secretary in January 2001. Consequently, six months of compensation at his former position are reflected in the table for 2000.

(6)	Ms. Anderson received a signing bonus of $50,000 when she joined the Company in 2001.

(7)	In April 2002, loan forgiveness of $114,403 on an interest bearing note to the Company was granted to Mr. Carson pursuant to his employment agreement.

(8)	In 2002, Mr. Bowman received $11,539 for cash out of vested paid time off.

(9)	In 2002, Ms. Anderson received $61,555 for relocation costs.

(10)	In 2002, Ms. Anderson received $388,760 in termination benefits.

Option Grants in Last Fiscal Year

     The table below sets forth information as of December 31, 2002 concerning the issuance of nonqualified stock options in 2002.

		Percentage			Potential Realizable Values at
	Number of	of Total Stock			Assumed Annual Rates of
	Securities	Options			Stock Price Appreciation for
	Underlying	Granted to			Stock Option Term
	Options	Employees in	Exercise or	Expiration
Name	Granted	Fiscal Year	Base Price	Date	5%	10%

Leonard A. Steinberg	16,668	6.0%	$8.00	02/20/12	83,859	212,516	(1)
	16,666	6.0%	$8.00	02/20/12	83,849	212,490	(2)
	16,666	6.0%	$8.00	02/20/12	83,849	212,490	(3)
Michael E. Bowman	25,000	9.0%	$5.95	05/08/12	93,548	237,069	(4)

(1)	Time vesting options which vest on each anniversary of the grant date ratably over three years.

(2)	Company performance vesting options which vest at the end of the next three years after the grant date if corporate financial goals established under the stock incentive plans are met. Options which do not vest in any year due to failure to achieve the financial performance criteria in any year are eligible for vesting as of the end of the three year period if certain corporate financial goals established under the stock incentive plans are met. Any options not previously vested become vested on the tenth anniversary of the grant date. The Company did not meet the corporate financial goals for the Company’s performance vesting options for 2002.

(3)	Individual performance vesting options which vest at the end of the next three years after the grant date if the executive officer attains certain individual performance objectives. Any options not previously vested become vested on the tenth anniversary of the grant date. All of the executive officers employed by the Company at the end of the year met their individual performance objectives for 2002.

(4)	Time vesting options which vest on each anniversary of the grant date over four years.

Aggregated Stock Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

     The table below sets forth, on an aggregated basis:

•	information regarding the exercise of options to purchase our common stock by each of the named executive officers listed on the Summary Compensation Table above; and

•	the value on December 31, 2002 of all unexercised options held by such individuals.

			Number of Shares		Value of Unexercised
			Underlying Unexercised		In-the-Money Options
	Shares		Options at Fiscal Year End		at Fiscal Year End (1)
	Acquired on	Value
Name	Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

Charles E. Robinson	—	$—	1,248,056	44,444	$—	$—
Wesley E. Carson	—	—	304,167	165,833	—	—
Kevin P. Hemenway	—	—	103,418	56,582	—	—
Leonard A. Steinberg	—	—	25,555	69,445	—	—
Michael E. Bowman	—	—	51,918	48,082	—	—
Kathryn Anderson	—	—	16,667	—	—	—

(1)	The fair market value of stock options as of December 31, 2002 was assumed to be $1.84 per share, based on the publicly traded value of the security underlying the stock options.

Pension Plans

     Eligible Company employees, including executive officers, participate in the Alaska Electrical Pension Plan, or the AEP Plan, a non-contributory, multi-employer defined contribution retirement plan administered by a board of trustees representing the member employers. The Company makes contributions on employees’ behalves in accordance with schedules based on wage rates and job classifications. Participants receive a monthly benefit at retirement, payable for life based on specified criteria. The AEP Plan provides a benefit based on the contributions made on the employee’s behalf. Actuarially equivalent alternative forms of benefits are available at the participant’s election. Participants are entitled to receive full benefits upon retirement at or after age 58 with at least five years of recognized service, at least one of which must be “future credited service” as defined in the AEP Plan document. Participants may elect to receive reduced benefits upon early retirement on or after age 48 and at least five years of recognized service, of which at least three years must be future credited service.

     Estimated annual benefits upon retirement at normal retirement age for each of the named executive officers is as follows:

Normal
Retirement
Name	Benefit

Charles E. Robinson	$18,230
Wesley E. Carson	27,216
Kevin P. Hemenway	48,669
Leonard A. Steinberg	27,872
Michael E. Bowman	125,261

     The Company maintains a separate executive post retirement health benefit plan. The Company adopted the Alaska Communications Systems Executive Retiree Health Benefit Plan, or the ACS Health Plan, in November 2001 and amended in October 2002. The ACS Health Plan covers a select group of management or highly compensated employees. The Company’s Board of Directors selects participating eligible employees. To be eligible for selection to participate, an employee must complete ten years of service and be employed by the Company in the capacity of an executive officer for a minimum of 36 consecutive months immediately preceding retirement. The ACS Health Plan provides a graded subsidy for medical, dental, and vision coverage. Estimated annual benefits upon retirement at normal retirement age for each of the named executive officers is as follows:

Normal
Retirement
Name	Benefit

Charles E. Robinson	$2,028
Wesley E. Carson	7,200
Kevin P. Hemenway	7,200
Leonard A. Steinberg	7,200
Michael E. Bowman	7,200

     Certain executive officers participate in the Alaska Communications Systems Retirement Plan, or the ACS Plan, a Company-sponsored defined benefit plan created in 1999 to receive assets and liabilities for employees that participated in the CenturyTel Retirement Plan prior to our acquisition of CenturyTel’s Alaska properties on May 14, 1999. Effective November 1, 2000, the Company granted an additional “special past service benefit” to eligible employees with qualifying past service, as defined in the ACS Plan document. All other retirement benefits, delivered in accordance with the ACS Plan provisions, are frozen as of May 14, 1999, and the ACS Plan does not accrue additional benefits on behalf of any of its participants. Estimated annual benefits upon retirement at normal retirement age for each of the named executive officers is as follows:

Normal
Retirement
Name	Benefit

Charles E. Robinson	$—
Wesley E. Carson	37,798
Kevin P. Hemenway	—
Leonard A. Steinberg	—
Michael E. Bowman	—

Compensation of Directors

     We compensate our non-employee Directors for serving on the Board of Directors. Each non-employee Director receives an annual retainer fee of $28,000 plus an additional $1,500 for each Board of Directors and/or committee meeting attended. For 2003, directors will receive their annual retainer and meeting fees entirely in cash, and may elect to defer receipt of the cash fees. Prior to January 1, 2003 directors were required to receive not less than 25% of their annual retainer and meeting fees in the form of the Company’s stock, and may have elected to receive up to 100% of Director’s compensation in the form of stock. A Director may also have chosen to defer receipt of the cash fees or such stock. The stock based compensation component of Directors’ compensation is provided under the Alaska Communications Systems Group, Inc. 1999 Non-Employee Director Stock Compensation Plan.

Employment Contracts, Termination of Employment and Change in Control Arrangements

     The Company entered into employment agreements with Mr. Robinson, Mr. Carson, Mr. Hemenway, Mr. Steinberg, and Mr. Bowman These arrangements are summarized below.

     Employment Agreement with Charles E. Robinson - Under the employment agreement by and between Alaska Communications Systems Group, Inc. and Charles E. Robinson, dated as of May 3, 2001, Mr. Robinson serves as the Chairman of the Board of Directors and Chief Executive Officer of the Company for a two-year period, which will be extended automatically for successive additional one-year periods unless either our Board of Directors, or Mr. Robinson gives no less than 90 days written notice of an intention not to extend the term. Mr. Robinson will receive an initial annual base salary of $500,000, which may be increased at the beginning of each year following the first year of the employment agreement. Mr. Robinson will be eligible for an annual bonus equal to 100% of his annual base salary for each calendar year based on our attainment of mutually determined business targets, with appropriate adjustments to the extent we exceed or fail to reach these targets. In no event will Mr. Robinson’s annual bonus be less than 50 percent of the target bonus amount. Mr. Robinson’s employment agreement also provides for other customary benefits including fringe benefit plans, paid vacation, life and disability insurance plans and expense reimbursement.

     Under the Robinson employment agreement, if Mr. Robinson’s employment were to be terminated by Mr. Robinson for good reason or following a change in control, or by the Company without cause, or if we decide at any time not to extend the term of his employment agreement, we would be obligated to pay Mr. Robinson a lump sum cash payment in an amount equal to the sum of:

•	Mr. Robinson’s annual base salary, as then in effect, plus

•	Mr. Robinson’s target annual bonus amount, as well as reimbursement for the cost of continuing health insurance coverage under COBRA for 18 months.

In addition, upon the termination of Mr. Robinson’s employment for the reasons specified above, he would be entitled to receive relocation benefits in accordance with the executive relocation benefits in effect as of the date of the employment agreement and certain other retirement benefits.

     The employment agreement with Mr. Robinson also provides that during his employment and during the 12-month period following any termination of his employment, Mr. Robinson will not directly or indirectly own, make equity or debt investments in, manage, control, participate in, consult with, advise, render services to, or in any manner engage in, or be connected as an employee, officer, partner, director, consultant or otherwise with:

•	any enterprise engaged in the provision of local exchange or wireless telecommunications services in any state in which:

-	we, our affiliates or subsidiaries, or

-	any entity that is a party to an acquisition agreement with us, our affiliates or subsidiaries is engaged in the provision of local exchange or wireless telecommunications services, or

•	any enterprise that is the subject of a potential transaction made known to us, our affiliates or subsidiaries, or Mr. Robinson during or at any time prior to the termination of his employment agreement, that is engaged in the provision of local exchange or wireless telecommunications services.

     However, Mr. Robinson may be a passive owner of not more than one percent of any publicly traded class of capital stock of any entity engaged in the provision of local exchange or wireless telecommunications services. The Robinson employment agreement also provides for other non-inducement and non-solicitation restrictions during Mr. Robinson’s employment and during the 12-month period following any termination of his employment.

     Employment Agreement with Wesley E. Carson - The Company entered into an employment agreement with Wesley E. Carson, President, effective May 3, 2001. Mr. Carson served as the Company’s Chief Operating Officer during 1999 and 2000, and the President and Chief Administrative Officer during 2001. Under the employment agreement, Mr. Carson serves for a two-year initial term subject to annual extensions thereafter at an annual base salary of $200,000. Mr. Carson’s employment agreement generally contains provisions similar to those in Mr. Robinson’s employment agreement, except that his agreement includes a provision to forgive, over a period of three years, indebtedness under an interest bearing note issued to facilitate payment by Mr. Carson of taxes on the income deemed received in connection with the exercise of options.

     Mr. Carson’s employment agreement was amended in 2003 to contingently waive his rights to the following terms of his agreement, valued at approximately $700,000, in exchange for a fee equal to $840,000 in the event that the Company completes the sale of its directories business:

•	Minimum 50% bonus payment for 2002;

•	Severance equal to the sum of one times his annual base salary plus one times his annual target bonus payment;

•	Forgiveness terms for his indebtedness to the Company under an interest bearing note that would have occurred during 2003 and 2004; and

•	His rights to COBRA payments under the terms of his agreement.

The Company expects to complete such sale during May of 2003.

     Other Employment Agreements – The Company entered into employment agreements with Kevin P. Hemenway, Senior Vice President, Chief Financial Officer and Treasurer and Leonard A. Steinberg, Vice President, General Counsel and Corporate Secretary, effective May 3, 2001. The Company entered into an employment agreements with Michael E. Bowman, Vice President, effective May 14, 2002. The employment agreements of Messrs. Hemenway, Steinberg and Bowman generally contain provisions similar to those in Mr. Robinson’s employment agreement, except that:

•	in the event the employee terminates employment for good reason or following a change in control, or there is a termination by the Company without cause, or a failure to renew the agreement upon the end of its term, these agreements provide as a termination benefit an amount equal to annual base salary, plus target annual bonus amount, as well as reimbursement for the cost of continuing health insurance coverage under COBRA for 12 months, and

•	the agreements of Messrs. Hemenway, Steinberg and Bowman provide no minimum bonus payments.

     Stock Options, Restricted Stock and Change of Control Provisions

     Generally, all stock options granted to each of the executive officers under any applicable stock option plan of the Company will become fully and immediately vested and exercisable, and all restriction on shares of restricted stock will lapse, upon the occurrence of any change of control transaction affecting the Company.

     Terms and conditions of the

•	Employment Agreements with Charles E. Robinson and Wesley E. Carson,

•	the Stockholders’ Agreement,

•	the Alaska Communications Systems Group, Inc. 1999 Stock Incentive Plan, as amended,

•	the Alaska Communications Systems Group, Inc. 1999 Employee Stock Purchase Plan, and

•	the Alaska Communications Systems Group, Inc. 1999 Non-Employee Director Stock Compensation Plan

are hereby incorporated by reference to the agreements, which are all listed as exhibits to our Annual Report on Form 10-K for 2002.

Compensation and Personnel Committee Interlocks and Insider Participation

     As described below, the members of the Compensation and Personnel Committee of the Board of Directors determined the compensation for our executive officers. The members of the Compensation and Personnel Committee are Mr. Charles E. Robinson and Mr. W. Dexter Paine, III. Mr. Robinson is the only member of the Compensation and Personnel Committee who is an officer of the Company. Mr. Paine is the President of Fox Paine & Company, LLC. Fox Paine & Company, LLC receives an annual management fee in the amount of 1% of our net income before interest expense, income taxes and depreciation and amortization, calculated without regard to the fee. This fee was $1,299,808 for 2002, $1,299,606 for 2001 and $1,127,000 for 2000. The fee is paid not later than March 31 of the year following that for which it was earned. The board of directors has also approved the payment of a fee equal to 1% of the gross proceeds generated from the sale of the Company’s directories business, contingent upon closing such sale, plus expenses in connection with such transaction, including the reimbursement by the Company of a $250,000 consulting fee and transaction bonus to be paid to Mr. Robinson. The Company expects to complete such sale during May of 2003.

Report of Compensation and Personnel Committee on Executive Compensation

     The Compensation and Personnel Committee of the Board of Directors of The Company has furnished the following report on executive compensation. The Compensation and Personnel Committee, comprised of Board Chairman Charles E. Robinson and Mr. W. Dexter Paine, III, is responsible for setting and administering compensation, including base salaries, annual incentives and stock option grants paid or awarded to our executive officers. The Compensation Committee also oversees and approves incentive plan design, costs and administration. This report discusses the Compensation Committee’s activities and implementation of policies regarding compensation paid to our executive officers for 2002.

     Overview - The Compensation and Personnel Committee’s executive compensation policy has the following objectives:

•	to align the interests of our executive officers and other key employees with those of our customers, stockholders, employees and our strategic objectives;

•	to link compensation of executive officers to the Company’s financial performance;

•	to provide a compensation and benefits package designed to attract, motivate and retain executive officers of outstanding ability;

•	to establish base salaries and total cash compensation targets for each executive officer, considering relevant market data generally at or about the 50th percentile and industry-specific peers; and

•	to offer significant levels of at-risk compensation in the form of performance-based incentives and stock options, so as to balance that the long-term rewards available to our executive officers will have a direct correlation to stockholder value.

     Base Salaries - The Compensation and Personnel Committee reviews recommendations and sets the salary levels of executive officers to be effective on or about April 1 of each year. This review is based on a review of each executive officer’s level of responsibility and individual performance during the prior year, and an assessment of external market comparisons and internal equity considerations. During the review for 2002, the Committee took into account how our compensation compared to compensation paid by competing companies, along with our performance and available resources. At the Committee’s request, our Human Resources Division, assisted by an outside consultant, evaluated the total compensation package of executive officers in relation to competitive pay levels. Pay for the Company’s executive officers was then established and approved using market reference points from general industry and the telecommunications industry, and a specific peer company analysis was conducted.

     Annual Cash Incentives - All executive officers participated in the annual Executive Bonus Plan, or the Bonus Plan, during 2002. Awards under the Bonus Plan are earned based upon our EBITDA (earnings before taxes, interest, depreciation and amortization) performance. The Board of Directors set a target EBITDA of $137,000 for 2002 at which executive officers would receive 100% of their target bonus. The Bonus Plan provides for modification of total dollars included in the bonus pool, up or down, based on our performance relative to target EBITDA and also modification of individual awards, up or down, based on an individual’s performance in relation to established objectives. No bonus pool is established if our financial performance is less than 95% of our annual EBITDA target. Actual EBITDA performance for 2002 was $128,681, which was below the 95% EBITDA threshold of $130,150. The Compensation and Personnel Committee recommended no bonuses for 2002. Consequently, only Mr. Robinson was paid a minimum bonus for 2002 under his employment agreement.

     Long-Term Incentive Compensation (Stock Incentive Plans) - In 1999, we established the ALEC Holdings, Inc. 1999 Stock Incentive Plan and the Alaska Communications Systems Group, Inc. 1999 Stock Incentive Plan. In April 2002, we merged the ALEC Holdings, Inc. 1999 Stock Incentive Plan into the Alaska Communications Systems Group, Inc. 1999 Stock Incentive Plan, or the Incentive Plan. The Company’s long-term performance incentive programs provide our executive officers with the opportunity to receive stock options conditioned on the achievement of certain performance targets based on our EBITDA and other performance related goals. The programs allow executive officers to buy specified numbers of shares of common stock at the value of the stock at the time of the grant. Options granted are eligible for graduated vesting over specified periods not to exceed five (5) years with any options not previously vested become vested on the tenth anniversary of the grant date. Generally, the executive officer may exercise vested shares anytime over the course of ten years. These programs are designed to promote our success and enhance our value by linking the interests of our executive officers to those of our stockholders and by providing participants with an incentive for outstanding performance. The Incentive Plan has up to 4,910,486 shares the Company’s common stock set aside for allocation among the key contributors, including executive officers, poised to significantly impact the business. The level of grants varies based on the individual’s ability to impact long-term results. The Board of Directors has, from time to time, approved individual grants at other dates in recognition of promotions and for newly hired executive officers. As of December 31, 2002, a total of 3,373,712 options were outstanding from the Incentive Plan, of which 2,134,167 are held by executive officers named in the Summary Compensation Table.

     Other Benefits - We also provide certain other benefits to our executive officers, including car allowances and the reimbursement of moving expenses.

     Compensation Limitation - The Internal Revenue Code limits the tax deduction for compensation expense in excess of $1,000,000 a year for each of the five highest paid executive officers. This tax provision, Section 162(m), is a new provision as of 1993. Performance-based compensation, however, can be excluded from the determination of compensation expense if it meets certain requirements. The Compensation Committee’s policy is to qualify executive officer compensation programs for the performance-based exclusion to the extent possible.

     We approved the Alaska Communications Systems Group, Inc. 1999 Stock Incentive Plan. This plan is in compliance with Section 162(m) of the Internal Revenue Code. Stock grants made pursuant to the Alaska Communications Systems Group, Inc. 1999 Stock Incentive Plan and that is performance-based compensation, therefore, may be exempt as a compensation expense under Section 162(m), if so determined by the Compensation Committee. This outcome would permit us the maximum tax benefit. The performance-based restricted stock awards have annual measures and goals that allow the awards to qualify as performance-based compensation under Section 162(m). The annual cash incentive awards made under the Executive Bonus Plan also qualifies as performance-based compensation.

     The Compensation and Personnel Committee believes it is appropriate to consider the tax implications of our compensation plans, but the Compensation and Personnel Committee does not believe it is necessarily in our or our stockholders’ best interest for all plans to meet the requirements of Section 162(m) deductibility. Accordingly, the Compensation Committee anticipates that we may lose or defer deductions in future years with respect to vesting of the time-based restricted stock grants or other awards.

     Compensation of the Chief Executive Officer - The criteria, standards and methodology used by the Committee in reviewing and establishing the Chief Executive Officer’s salary, bonus and other compensation are the same as those described above, with particular emphasis on peer group companies. Based on its review of data compiled by the Human Resources Division, with assistance by an outside consultant, the Board of Directors set Mr. Robinson’s base compensation for 2002 at an annual rate of $500,000. Mr. Robinson received an annual bonus of $250,000 for 2002, or 50% of the targeted amount. Although the Company did not achieve the 50% bonus level, which was equal to 95% of the EBITDA target, Mr. Robinson’s employment contract calls for a 50% minimum payout.

     Summary - The Board of Directors believes that the motivation of our executive officers to assure effective leadership of the business is critical to our success in a competitive marketplace. Effective incentives through compensation programs are essential ingredients contributing to our success. The Board of Directors believes that our compensation programs are effective in motivating behaviors that will create stockholder value in the short and long term.

     Submitted by the members of the Compensation and Personnel Committee

     Charles E. Robinson, Chair
     W. Dexter Paine, III

Performance Graph

     The following line graph compares the cumulative total stockholder return on our common stock from November 18, 1999 through December 31, 2002 with the cumulative total return of the Standard and Poor’s Corporation Composite 500 Index, or the S&P 500, and the cumulative total return of a peer group index. The graph assumes an initial investment of $100 in our common stock and in each of the S&P 500 and peer group indices on November 18, 1999, and assumes that dividends, if any, were reinvested.

     The peer group index consists of the following companies:

•	CenturyTel, Inc. (formerly Century Telephone Enterprises, Inc.)

•	NTELOS Inc. (formerly CFW Communications Company)

•	Commonwealth Telephone Enterprises, Inc.

•	CT Communications, Inc.

•	D&E Communications, Inc.

•	General Communication, Inc.

•	ITC Deltacom, Inc.

•	Telephone and Data Systems, Inc.

•	Warwick Valley Telephone Company

Alaska Communications Systems Group, Inc.
Comparisons of Cumulative total Stockholder Returns

	11/18/99	12/31/99	12/31/00	12/31/01	12/31/02

Alaska Communications Systems Group, Inc.	$100.00	$88.79	$52.02	$57.18	$13.20
S&P 500 Index	$100.00	$105.89	$96.25	$84.81	$66.07
Peer Group Index	$100.00	$99.50	$68.39	$73.70	$54.71

OTHER MATTERS

     We do not know of any other matters to be presented at the annual meeting other than those discussed in this proxy statement. However, if other matters are properly brought before the annual meeting, your proxies will be able to vote those matters at their discretion.

     Annual Report and Form 10-K

     We are mailing a copy of our 2002 Annual Report and our Annual Report on Form 10-K for the year ended December 31, 2002 together with this proxy statement to stockholders of record as of April 28, 2003. Any stockholder who desires additional copies may obtain one (excluding exhibits not incorporated by reference in this proxy statement), without charge, by addressing a request to the Corporate Secretary, Alaska Communications Systems Group, Inc., 600 Telephone Avenue, Anchorage, Alaska 99503. We will charge an amount equal to the reproduction cost and postage if exhibits other than those incorporated by reference into this proxy statement are requested.

     Documents Incorporated by Reference

     Some documents have been incorporated by reference in this proxy statement. Any stockholder who desires to receive a copy of any of these documents may obtain up to one copy of each document, without charge, by addressing a request to the Corporate Secretary, Alaska Communications Systems Group, Inc., 600 Telephone Avenue, Anchorage, Alaska 99503.

ANNUAL MEETING OF STOCKHOLDERS
OF ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.

     The 2003 Annual Meeting of Stockholders of Alaska Communications Systems Group, Inc. will be held on Thursday, June 19, 2003, beginning at 10:00 a.m. local time, at the Company’s second floor conference room at 3900 Denali Street, Anchorage, Alaska in the second floor conference room. Doors to the meeting will open at 9:30 a.m.

Alaska Communications Systems Group, Inc
3900 Denali Street
Anchorage, Alaska 99503
Phone: 907-297-3000
Fax: 907-297-3100

Directions to the Company’s offices at 3900 Denali Street:

•	From the Airport, take International Airport Road East.

•	Go approximately 1.9 miles and bear right onto the Minnesota Boulevard North ramp.

•	Continue North on Minnesota approximately 0.5 miles and turn right at the first stoplight onto Tudor Road.

•	Continue on Tudor approximately 1.2 miles and turn left onto Denali Street.

•	Alaska Communications Systems Group, Inc’s building is on the left side at 3900 Denali Street, approximately 0.3 miles from Tudor Road.

PROXY

Alaska Communications Systems Group, Inc.

     The undersigned, having received the Notice of Annual Meeting and Proxy Statement dated April 28, 2003 and holding common stock of Alaska Communications Systems Group, Inc. (“Company”) of record determined as of April 28, 2003, hereby appoints Leonard A. Steinberg, Vice President, General Counsel and Secretary, on behalf of the Board of Directors of the Company, and each of them, the proxy of the undersigned, with full power of substitution, to attend the annual meeting (“Annual Meeting”) of stockholders, to be held on Thursday, June 19, 2003, beginning at 10:00 a.m. local time, at the Company’s offices at 3900 Denali Street, second floor conference room, Anchorage, Alaska and any adjournment or adjournments of the Annual Meeting. The undersigned further directs those holders of this Proxy to vote at the Annual Meeting, as specified in the Proxy, all of the shares of common stock of the undersigned in the Company, which the undersigned would be entitled to vote if personally present, as follows:

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PLEASE MARK VOTE IN BOX IN THE FOLLOWING MANNER USING DARK INK ONLY	☒

The Board of Directors recommends a vote “FOR” proposal 1. If no direction is made, it will be voted “FOR” proposal 1. If any other business properly comes before the annual meeting, the Proxy will be voted at the discretion of your proxies.

FOR All nominees (except as written below) [ ]	WITHHOLD AUTHORITY to vote for all of the listed nominees [ ]

1.	ELECTION OF DIRECTORS
To elect Charles E. Robinson, W. Dexter Paine, III, Saul A. Fox,
Byron I. Mallott, Wray T. Thorn, Brian Rogers and Charles P. Sitkin
as Directors for one-year terms expiring at the 2004 Annual Meeting.

2.	In accordance with their discretion, to vote upon all other matters that may properly come before said Annual Meeting and any adjournment, thereof, including matters incidental to the conduct of the meeting.

The undersigned hereby ratifies and confirms all that the proxyholder or the holder’s substitute lawfully does or causes to be done by virtue of this Proxy and hereby revokes any and all proxies given prior to this Proxy by the undersigned to vote at the Annual Meeting or any adjournments of the Annual Meeting. The undersigned acknowledges receipt of the Notice of the Annual Meeting and the Proxy Statement accompanying the Notice.

Signature of Stockholder(s)	Print Name

Date , 2003

Please date this Proxy, sign it above as your name (or names) appears and return it in the enclosed envelope which requires no postage. Joint owners should each sign personally. When signing as attorney, executor, trustee, guardian, administrator, or officer of a corporation, please give that title.

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